As filed with the Securities and Exchange Commission on November 21, 2005.

                                                Registration No. 333-___________


                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                OPTIONABLE, INC.
             (Exact name of registrant as specified in its charter)

                 Delaware                                 52-2219407
         (State of incorporation)                      (I.R.S. Employer
                                                     identification number)

                             555 Pleasantville Road
                            South Building, Suite 110
                        Briarcliff Manor, New York 10510
                    (address of principal executive offices)

                     OPTIONABLE, INC. 2004 STOCK OPTION PLAN
                            (Full Title of the plan)

                                  Kevin Cassidy
                                Optionable, Inc.
                             555 Pleasantville Road
                            South Building, Suite 110
                        Briarcliff Manor, New York 10510
                                 (914) 773-1100
           (Name, address, and telephone number of agent for service)

                                    Copy to:
                            Adam S. Gottbetter, Esq.
                            Kenneth S. Goodwin, Esq.
                           Gottbetter & Partners, LLP
                               488 Madison Avenue
                          New York, New York 10022-5718
                                 (212) 400-6900

                         CALCULATION OF REGISTRATION FEE


                                                                   Proposed          Proposed
Title of                                                           Maximum           Maximum
Securities                                      Amount             Offering         Aggregate         Amount of
to be                                            to be              Price            Offering       Registration
Registered                                    Registered         Per Share(1)        Price(1)          Fee(1)
------------------------------------------ ------------------   ---------------  -----------------  --------------
Common Stock, par value $.0001 per share    7,500,000 shares     $    1.15       $8,625,000            $1,015.16

---------------------------
(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, on the basis of the average of the high and low prices of the common stock of the Registrant as traded in the over-the counter market and reported on the OTC Electronic Bulletin Board of the National Association of Securities Dealers on November 18 , 2005.
This Registration Statement shall be deemed to cover an indeterminate number of additional shares of Optionable, Inc. Common Stock as may be issuable pursuant to future stock dividends, stock splits or similar transactions.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

         The documents containing information specified in Part I (Plan information and Registrant information) will be sent or given to each participant in the Optionable, Inc. (the "Registrant") 2004 Stock Option Plan as specified by Rule 428(b)(1) under the Securities Act of 1933, as amended ("Securities Act"). Such documents need not be filed with the Securities and Exchange Commission ("Commission") either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement, pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II
               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.       Incorporation of Documents by Reference.

         The following documents are incorporated by reference in this registration statement.

         a) Registrant's Prospectus filed with the Commission pursuant to Rule 424(b)(3) under the Securities Act on May 9, 2005; and

         b) All other reports filed by Registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the Prospectus referred to in (a) above.

         All documents filed by the Registrant pursuant to Section 13 (a), 13
(c), 14 and 15 (d) of the Exchange Act subsequent to the date of this registration statement and prior to the filing of a post-effective amendment to this registration statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated in this registration statement by reference and to be a part hereof from the date of filing of such documents.

         Any statement contained in this registration statement, in a supplement to this registration statement or in a document incorporated by reference herein, shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any subsequently filed supplement to this registration statement or in any document that is subsequently incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.       Description of Securities

         Registrant is authorized to issue 100,000,000 shares of common stock, par value $.0001 per share, and 5,000,000 shares of preferred stock, par value $.0001 per share. All of the shares of common stock are of one class.

         Common Stock

         As of November 15, 2005, there are 51,406,431 shares of common stock outstanding. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, including the election of directors. There is no right to cumulate votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available for payment of dividends subject to the prior rights of holders of preferred stock and any contractual restrictions Registrant has against the payment of dividends on common stock. In the event of Registrant's liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock.

         Holders of common stock have no preemptive rights and have no right to convert their common stock into any other securities.

         Preferred Stock

         Registrant is authorized to issue 5,000,000 shares of $.0001 par value preferred stock in one or more series with such designations, voting powers, if any, preferences and relative, participating, optional or other special rights, and such qualifications, limitations and restrictions, as are determined by resolution of Registrant's Board of Directors. The issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Registrant without further action by stockholders and could adversely affect the rights and powers, including voting rights, of the holders of common stock. In certain circumstances, the issuance of preferred stock could depress the market price of the common stock. There are no shares of preferred stock outstanding.

         Transfer Agent

         Registrant has appointed Continental Stock Transfer & Trust Company, 17 Battery Place, 8th Floor, New York, New York 10004 as transfer agent for its common stock.

Item 5.       Interest of Named Experts and Counsel

         The validity of the shares of common stock registered in this registration statement has been passed upon for the Registrant by Gottbetter & Partners, LLP, ("G&P") whose opinion is attached hereto as Exhibit 5. Adam S. Gottbetter, a partner in G&P, holds 50,000 shares of Registrant's common stock through Jackson Steinem, Inc.

Item 6.       Indemnification of Directors and Officers.

         Generally, Section 145 of the Delaware General Corporation Law (the "DGCL") empowers a Delaware corporation to indemnify any person for claims arising against the person for serving as a present or former director, officer, employee, or agent of the corporation. Indemnity is available only if the person acted in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the corporation. If the claim is a criminal action, indemnification may be available only if the person had no reasonable cause to believe his or her conduct was unlawful. The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with the claim.

         A Delaware corporation may also indemnify persons against expenses (including attorneys' fees) incurred for actions brought by or on behalf of the corporation subject to the conditions discussed above, except that no indemnification is permitted in respect of any claim as to which person shall have been found to be liable to the corporation unless a court determines that, in view of all the circumstances of the case, the person is fairly and reasonably entitled to indemnity.

         To the extent the person is successful in defending a claim described in the preceding two paragraphs, the corporation must indemnify the person against expenses (including attorneys' fees) actually and reasonably incurred. The indemnification and advancement of expenses provided for in Section 145 is not exclusive of any other rights to which the person may be entitled under any By-law, agreement, vote of stockholders or disinterested directors, or otherwise.

         Section 145 of the DGCL also provides that a corporation may maintain insurance against liabilities for which indemnification is not expressly provided by the statute. The Registrant maintains reasonable levels of insurance against liabilities for indemnification which it may incur under its Certificate of Incorporation, as amended (the "Certificate of Incorporation") and By-laws (the "By-laws").

         Article VII of the Registrant's By-laws and Article Seventh of the Registrant's Certificate of Incorporation provide that the Registrant will indemnify, defend and hold harmless directors, officers, employees and agents of the Registrant to the fullest extent currently permitted under the DGCL.

         In addition, the Registrant's Certificate of Incorporation, as permitted by Section 102(b) of the DGCL, provides that neither the Registrant not its stockholders may recover damages from the Registrant's directors for a breach of their fiduciary duty in the performance of their duties as directors of the Registrant, unless the breach relates to (i) the director's duty of loyalty, (ii) acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) Section 174 of the DGCL or (iv) any transactions for which the director derived an improper benefit.

Item 7.       Exemption from Registration Claimed.

         Not applicable.

Item 8.       Exhibits

              Exhibit No.           Description

              3(i)(a) Certificate of Incorporation of Optionable, Inc., dated February 4, 2000 (incorporated by reference to Exhibit 3(i)(a) to the Registrant's Registration Statement on Form SB-2, file no. 333-121543 (the "SB-2"))

              3(i)(b) Certificate of Amendment to the Certificate of Incorporation of Optionable, Inc., dated March 30, 2000 (incorporated by reference to
                                    Exhibit 3(i)(b) to the SB-2)

              3(i)(c) Certificate of Amendment to the Certificate of Incorporation of Optionable, Inc., dated May 31, 2000 (incorporated by reference to
                                    Exhibit 3(i)(c) to the SB-2)

              3(i)(d) Certificate of Amendment to the Certificate of Incorporation of Optionable, Inc., dated July 21, 2000 (incorporated by reference to
                                    Exhibit 3(i)(d) to the SB-2)

              3(i)(e) Corrected Certificate of Amendment to the Certificate of Incorporation of Optionable, Inc., dated January 31, 2003 (incorporated by reference to Exhibit 3(i)(e) to the SB-2)

              3(i)(f) Certificate of Amendment to the Certificate of Optionable, Inc., dated June 9, 2004 (incorporated by reference to Exhibit 3(i)
                                    (f) to the SB-2)

              3(ii) Amended and Restated By-laws of Optionable, Inc. (incorporated by reference to Exhibit 3(ii) to the SB-2)

                   *4.1             Optionable, Inc. 2004 Stock Option Plan

                   *4.2             Form of Incentive Stock Option Agreement

                   *4.3             Form of Nonstatutory Stock Option Agreement

                   *5.              Opinion of Gottbetter & Partners, LLP.

                   23.1 Consent of Counsel (included in Exhibit 5 hereto).

                  *23.2             Consent of Sherb & Co., LLP.

                   24.1 Powers of Attorney (included in signature page)


              ----------------------
              *Filed herewith

Item 9.       Undertakings

The Registrant hereby undertakes:
         (1) To file, during any period in which offers or sales are being made a post-effective amendment to this Registration Statement:

                  i. To include any Prospectus required by Section 10(a)(3) of the Securities Act.

                  ii. To reflect in the Prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                  iii. To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

Provided, however, that paragraphs 1(i) and 1(ii) shall not apply if the information required to be included in a post effective amendment by such paragraphs is contained in periodic reports filed by the Company pursuant to
Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act, each such post effective amendment shall be deemed to be a new Registration Statement relating to the securities to be offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment to the Registration Statement any of the securities being registered which remain unsold at the termination of the offering.

The Registrant hereby undertakes that, for the purposes of determining any liability under the Securities Act, each filing of the Company's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to
Section 15(d) of the Exchange Act) that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant, pursuant to the requirements of the Securities Act, certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Briarcliff Manor, State of New York on November 21, 2005.

                          Optionable, Inc. (Registrant)


                                                     By: /s/ Kevin Cassidy
                                                         -----------------------
                                                         Kevin Cassidy
                                                         Chief Executive Officer

                                POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, the undersigned constitute and appoint each of Edward J. O'Connor and Mark Nordlicht their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for the undersigned, in any and all capacities (including any capacity as a director and/or officer of Optionable, Inc.), to sign any and all amendments (including, post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting upon said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement and Power of Attorney have been signed by the undersigned in the capacities and on the dates indicated.

Signature                            Capacity                         Date
---------                            --------                         ----

/s/ Kevin Cassidy             Chief Executive Officer and      November 21, 2005
-----------------             Director (principal executive
Kevin Cassidy                 officer)

/s/ Edward J. O'Connor        President and Director           November 21, 2005
----------------------
Edward J.
O'Connor

/s/ Marc-Andre Boisseau       Chief Financial Officer          November 21, 2005
-----------------------       (principal financial and
Marc-Andre Boisseau           accounting officer)

/s/ Mark Nordlicht            Director                          November 21,2005
------------------
Mark Nordlicht

/s/ Albert Helmig             Director                         November 21, 2005
-----------------
Albert Helmig

                                  EXHIBIT INDEX

              Exhibit No.           Description

              3(i)(a) Certificate of Incorporation of Optionable, Inc., dated February 4, 2000 (incorporated by reference to Exhibit 3(i)(a) to the Registrant's Registration Statement on Form SB-2, file no. 333-121543 (the "SB-2"))

              3(i)(b) Certificate of Amendment to the Certificate of Incorporation of Optionable, Inc., dated March 30, 2000 (incorporated by reference to
                                    Exhibit 3(i)(b) to the SB-2)

              3(i)(c) Certificate of Amendment to the Certificate of Incorporation of Optionable, Inc., dated May 31, 2000 (incorporated by reference to
                                    Exhibit 3(i)(c) to the SB-2)

              3(i)(d) Certificate of Amendment to the Certificate of Incorporation of Optionable, Inc., dated July 21, 2000 (incorporated by reference to
                                    Exhibit 3(i)(d) to the SB-2)

              3(i)(e) Corrected Certificate of Amendment to the Certificate of Incorporation of Optionable, Inc., dated January 31, 2003 (incorporated by reference to Exhibit 3(i)(e) to the SB-2)

              3(i)(f) Certificate of Amendment to the Certificate of Optionable, Inc., dated June 9, 2004 (incorporated by reference to Exhibit 3(i)
                                    (f) to the SB-2)

              3(ii) Amended and Restated By-laws of Optionable, Inc. (incorporated by reference to Exhibit 3(ii) to the SB-2)

                   *4.1             Optionable, Inc. 2004 Stock Option Plan

                   *4.2             Form of Incentive Stock Option Agreement

                   *4.3             Form of Nonstatutory Stock Option Agreement

                   *5.              Opinion of Gottbetter & Partners, LLP.

                   23.1 Consent of Counsel (included in Exhibit 5 hereto).

                  *23.2             Consent of Sherb & Co., LLP.

                   24.1 Powers of Attorney (included in signature page)


              ----------------------
              *Filed herewith